Merit Medical Systems, Inc.

Conflict Minerals Report

For Calendar Year 2025

Merit Medical Systems, Inc. (“Merit,” the “Company,” “we,” “us,” or “our”) submits this Conflict Minerals Report for the period January 1 to December 31, 2025, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products or products contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, and tungsten (collectively, together with gold, “3TG”).

Overview

Merit’s Business

Merit is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy.

Our world headquarters is located in South Jordan, Utah, with our principal office for European operations located in Galway, Ireland and our principal office for Asian distribution located in Beijing, China. We also support our European operations from a distribution and customer service facility located in Maastricht, The Netherlands. In addition, we lease commercial space in India, Hong Kong, Italy, Dubai, Australia, Canada, Brazil, Malaysia, South Korea, Japan, South Africa, Singapore, Great Britain, Vietnam, Taiwan, New Zealand, Indonesia, and France, as well as in California and Texas. Our principal manufacturing and packaging facilities are located in Utah, Virginia, Texas, Florida, Ireland, Brazil, Singapore, Mexico, France, and The Netherlands. Our research and development activities are conducted principally at facilities located in Utah, California, Texas, Ireland, and France.

We design, develop, market, and manufacture, through our own operations and contract manufacturers, medical products that offer a high level of quality, value, and safety to our customers, as well as the patients they serve. Our products are used in the following clinical areas: radiology; diagnostic and interventional cardiology; interventional radiology; neurointerventional radiology; vascular, general and thoracic surgery; electrophysiology; cardiac rhythm management; interventional pulmonology; interventional nephrology; orthopedic spine surgery; interventional oncology; pain management; breast cancer surgery, outpatient access centers; intensive care; imaging; and interventional gastroenterology. These products are collectively referred to as “Covered Products.”

Reasonable Country of Origin Inquiry

We have reviewed internal product information and conducted a survey of suppliers of metal parts for the Covered Products. Based on inquiries to suppliers of components and subassemblies within the Covered Products, we have determined that 3TG are necessary to the functionality or production of the Covered Products manufactured or contracted to be manufactured during calendar year 2025. Accordingly, the Company conducted in good faith a reasonable country of origin inquiry (the “RCOI”) to determine whether any 3TG contained in the Covered Products originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and/or Angola (together the “Covered Countries”).

The elements of the RCOI were identification of the relevant suppliers; data collection; and assessment to determine whether further due diligence was required.

●	Identification of the suppliers: We identified 36 suppliers that may have provided 3TG used in the Covered Products (the “Supplier Group”) and received completed CMRT responses from 30 of the 36 identified suppliers (approximately 83%).
●	Data Collection: We distributed information to the Supplier Group about the Rule and requested information regarding the source of 3TG contained in the components and subassemblies supplied to manufacture the Covered Products. We sent the Supplier Group the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT is designed to obtain sourcing information on the 3TG contained in materials manufactured or supplied by the Supplier Group used in the Covered Products, or as a company-level declaration, including information on the type of 3TG involved, the source and country of origin of the 3TG, as well as the smelters and refiners of those 3TG. We reviewed responses to the CMRT for plausibility, consistency, and completeness. We also reviewed smelters or refiners reported on responses to the CMRT against the Responsible Minerals Assurance Process (“RMAP”)-Active database that contains all the smelters or refiners that are under the RMI RMAP-Active Program. For smelters or refiners that could not be identified against the RMAP-Active database, we checked the smelter against the Covered Countries list. Of the 36 entities identified in the Supplier Group, we received complete CMRT responses from more than 83% of the entities. A significant portion of the smelters identified against the RMAP-Active database were listed as conformant or active under the RMAP, while others were either not participating or could not be verified. The Company continues to engage suppliers to encourage use of conformant smelters.
●	Assessment: Based on the RCOI, the Company has reason to believe that some 3TG may have originated in the Covered Countries. Accordingly, we conducted further due diligence on the source and chain of custody of 3TG contained in components and subassemblies provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures are designed to align, in all material respects, with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. This work is integrated with the Company’s broader trade compliance and supplier governance processes.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

The Company has established a management system to determine the source and chain of custody of 3TG in our supply chain, including the following key components:

Conflict Minerals Policy. We have adopted a Conflict Minerals Policy that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our supply chain and to compliance with the Rule. The Conflict Minerals Policy is publicly available on our website at: https://www.merit.com/compliance/conflict-minerals-policy/

Internal Team. Our management system includes oversight of our RCOI and due diligence processes by a team made up of representatives from various departments within the Company, such as Operations (which includes members from our manufacturing and procurement functions), Environment, Social and Governance, and Legal. The team is responsible for assessing any risks that may exist in our supply chain. Our Vice President, Environment, Social and Governance (“ESG”), oversees the work of our 3TG compliance team.

Control Systems. We utilize the CMRT sent to the Supplier Group to gather information on the chain of custody of 3TG included in the Covered Products.

Supplier Engagement. Our Vice President, Global Strategic Sourcing, has communicated to the Supplier Group our obligations under the Rule by distributing to them the CMRT and providing them with information on compliance with the Rule.

Grievance Mechanism. We have a company level grievance mechanism as part of our Code of Conduct for Suppliers and Code of Conduct for Employees, as well as an ethics hotline hosted by a third party that provides both internal and external stakeholders with a mechanism to report violations of our policies or other concerns. We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

Record retention. We have a record retention policy applicable to conflict minerals-related documentation.

Step 2: Identify and Assess Risk in the Supply Chain

Distribution of CMRT to Supplier Group. In 2025, Our Vice President, Global Strategic Sourcing, distributed the CMRT to the Supplier Group to gather information on our supply chain, including (i) whether any of the minerals which could potentially be classified as 3TG are contained in materials the Supplier Group supplied to Merit or its contract manufacturers and (ii) whether those minerals originated from the Covered Countries.

Assessment of Supplier Group Responses. Of the relevant entities comprising the Supplier Group, we received complete CMRT responses from more than 83% of the group. We reviewed each response to assess the adequacy of such response. Suppliers that initially failed to respond to the CMRT or that did not provide responses to all applicable questions in the CMRT received follow-up communications from the Company requesting additional information. If supplier responses indicated that 3TG contained in components and subassemblies for the Covered Products may have originated from the Covered Countries and are not conformant to the RMI RMAP (or a cross-recognized program), then such responses were reviewed by the Company and reported to our Strategic Global Sourcing department for further review and determination of follow-up actions.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We work to implement a risk management plan to address concerns that a supplier may be providing 3TG sourced from the Covered Countries for the production of the Covered Products. If a supplier indicates that its products may contain 3TG sourced from the Covered Countries, we follow-up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and smelter or refiner. Identified risks are reported to the Vice President, Environment, Social and Governance, who determines appropriate follow-up actions, if any, to mitigate risks.

Step 4: Report on Supply Chain Due Diligence

This report will be filed with the SEC and be publicly available at: https://www.merit.com/compliance/conflict-minerals-report/. The reference to the Company’s website is provided for convenience only, and its contents are neither incorporated by reference into this report nor deemed filed with the SEC.

Due Diligence Results

Based on completed CMRT responses, we identified 368 unique smelters or refiners that may have processed 3TG used in the Covered Products. A list of those smelters and the smelter country is attached as Appendix 1. Because many supplier responses are provided at the company level rather than the product level, the reported smelters and refiners may include facilities that do not supply materials used in our Covered Products. Some reported facilities are located in jurisdictions that may present heightened geopolitical, trade, or ESG-related risks; however, because the data is not product-specific, we cannot determine whether materials from those facilities are contained in the Covered Products. We expect suppliers to comply with applicable trade laws and continue to evaluate risk mitigation actions through our supplier governance process. In addition, due to the multi-tiered nature of global supply chains and our reliance on company-level supplier responses, we cannot determine with certainty the specific smelters, refiners, or countries of origin associated with the 3TG used in the Covered Products. As a result, as of this reporting period, the Company does not know all facilities used to process the 3TG in the Covered Products or the country of origin of all such 3TG.

Steps to be Taken to Mitigate Risk

We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefits armed groups in the Covered Countries:

1.	Continue to work closely with the Supplier Group to obtain the necessary information on the origin of 3TG contained in the materials or components used in the Covered Products and continue to refine our applicability assessment process.
2.	Monitor and encourage the continuing development and progress of traceability measures of the suppliers within the Supplier Group, which indicated that the source of 3TG was unknown or not determined.
3.	Engage suppliers to request smelters or refiners who do not participate in the RMI RMAP (or a cross-recognized program) to participate, or to work to transition away from such smelters or refiners.

Cautionary Statement about Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as amended. Forward-looking statements are those that address activities, events, or developments that we or our management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions will likely differ, and may differ materially, from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near and long term. These forward-looking statements should be considered in the light of the information included in this report and our other filings with the SEC, including, without limitation, the “Risk Factors” as well as the description of trends and other factors in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and our other filings with the SEC.

APPENDIX 1

Known Smelters and Locations

Metal	Smelter Name	Smelter Country
Gold	L'Orfebre S.A.	Andorra
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Gold Corporation - The Perth Mint	Australia
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore Precious Metals Refining Hoboken	Belgium
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Coimpa Industrial LTDA	Brazil
Gold	Marsam Metals	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Glencore Canada Corporation - CCR Refinery	Canada
Gold	Royal Canadian Mint	Canada
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	China's Shandong Gold Mining Co., Ltd	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Dongwu Gold Group	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Jinjunwei Resource Comprehensive Development Co., LTD.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongjin Gold Corporation Limited	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold by Gold Colombia	Colombia
Gold	SAFINA A.S.	Czechia
Gold	SAAMP	France
Gold	Weeerefining	France
Gold	Agosi AG	Germany
Gold	Aurubis AG	Germany
Gold	Aurubis AG, Hamburg	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Wieland Edelmetalle GmbH	Germany
Gold	Gold Coast Refinery	Ghana
Gold	Attero Recycling Pvt Ltd	India
Gold	Augmont Enterprises Private Limited	India
Gold	Bangalore Refinery	India
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	JALAN & Company	India
Gold	Kundan Care Products Ltd.	India
Gold	MD Overseas	India
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sovereign Metals	India
Gold	Titan Company Limited, Jewelry Division	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	8853 S.p.A.	Italy
Gold	Chimet S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	Safimet S.p.A	Italy
Gold	T.C.A S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Advanced Metals Corporation	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kazzinc Ltd	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	NH Recytech Company	Korea, Republic of
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Caridad	Mexico
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Remondis PMR B.V.	Netherlands
Gold	Morris and Watson	New Zealand
Gold	K.A. Rasmussen	Norway
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Albino Mountinho Lda.	Portugal
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Gasabo Gold Refinery Ltd	Rwanda
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	AU Traders and Refiners	South Africa
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Boliden Mineral AB (Ronnskar)	Sweden
Gold	Boliden Ronnskar	Sweden
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	MKS PAMP SA	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	GG Refinery Ltd.	Tanzania, United Republic of
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	African Gold Refinery	Uganda
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America

Gold	Alexy Metals	United States of America
Gold	Asahi Refining USA Inc.	United States of America
Gold	Johnson Matthey Inc. (USA)	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Materion	United States of America
Gold	Metallix Refining Inc.	United States of America
Gold	Metalor USA Refining Corporation	United States of America
Gold	Noble Metal Services	United States of America
Gold	Pease & Curren	United States of America
Gold	QG Refining, LLC	United States of America
Gold	Sabin Metal Corp.	United States of America
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	AMG Brasil	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	XIMEI Resources (Guangdong) Limited	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	5D Production OU	Estonia
Tantalum	NPM Silmet AS	Estonia
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Mitsui Kinzoku Company, Limited	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	KEMET de Mexico	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	PowerX Ltd.	Rwanda
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Telex Metals	United States of America
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Aurubis Beerse	Belgium
Tin	Metallo Belgium N.V.	Belgium
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineracao Taboca S.A.	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	White Solder Metalurgica	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	云南锡业股份有限公司锡业分公司	China
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the

Tin	Precious Minerals and Smelting Limited	India
Tin	RIKAYAA Greentech Private Limited	India
Tin	Alent plc	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	PT Arsed Indonesia	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Takehara PVD Materials Plant / PVD Materials Division of Mitsui Mining & Smelting Co., LTD.	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Aurubis Berango	Spain
Tin	CRM Synergies	Spain
Tin	CRM Synergies EMEA, S.L.U.	Spain
Tin	Metallo Spain S.L.U.	Spain
Tin	Rui Da Hung	Taiwan, Province of China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Alpha	United States of America
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Metallic Resources, Inc.	United States of America

Tin	P Kay Metal, Inc	United States of America
Tin	Tin Technology & Refining	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Copper Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangyuan Tungsten Co Ltd	China
Tungsten	S.P.T. spol.s r.o.	Czechia
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Allied Material Corporation	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Tungamoy Metals Inc.	Korea, Republic of
Tungsten	Laos Southern Mining Smelting Sole Co., LTD	Laos People's Democratic Republic

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province of China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China
Tungsten	ATI Tungsten Materials	United States of America
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	GTP	United States of America
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam
Tungsten	Kenee Mining Viet Nam Company Limited	Viet Nam
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam